Exhibit 99.1
INNOVAGE HOLDING CORP. ANNOUNCES INCREASE OF
SHARE REPURCHASE PROGRAM
DENVER, CO., September 26, 2024 - InnovAge Holding Corp. (NASDAQ: INNV) (the “Company” or “InnovAge”) announced today that its Board of Directors has increased the amount of its common stock that may be repurchased under its share repurchase program (the “Program”), originally approved in June 2024. The increase authorizes the Company to repurchase up to an additional $2.5 million of its common stock, in addition to the $5.0 million originally authorized. Since June 2024, the Company has repurchased a total of 837,372 shares of common stock under the June 2024 authorization, with an aggregate market value of $5.0 million.

Share repurchases under the Program may be made from time to time on the open market, including pursuant to the safe harbor provided under Rule 10b-18 of the Securities Exchange Act of 1934, in privately negotiated transactions, or in any other manner that complies with the applicable securities law, including through the use of Rule 10b5-1 trading plans. The timing of purchases and number of shares repurchased under the Program will depend upon a variety of factors including the Company’s stock price, trading volume, corporate and regulatory requirements, and market conditions. The Company is not obligated to purchase any shares under the Program and the Program may be suspended or discontinued at any time without notice.
About InnovAge
InnovAge is a market leader in managing the care of high-cost, frail, predominantly dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as safely possible. Our patient-centered care model is designed to improve the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors — “win.” As of June 30, 2024, InnovAge served approximately 7,020 participants across 20 centers in six states. https://www.innovage.com.

Investor Contact:
Ryan Kubota
rkubota@innovage.com
Media Contact:
Lara Hazenfield
lhazenfield@innovage.com
Forward-Looking Statements - Safe Harbor

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “intend,” “believe,” “expect,” “will” and similar references to future periods. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements regarding the Company’s Program, including the timing and amount of any share repurchases made pursuant to the Program, if any, and the effects of any of the foregoing on our future results of operations or financial conditions.

You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the viability of our growth strategy, including our ability to or expectations to increase the number of participants we serve, build/or open de novo centers, or to identify and execute tuck-in acquisitions, joint ventures and strategic partnerships; the results of periodic inspections, reviews, audits and investigations under the federal and state government programs; and the ongoing effects of the macroeconomic environment. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.